Exhibit 99.1


Contact:      CompleTel
              David E. Lacey, CFO
              303-741-4788

              Publicis Dialog
              Mark Perlgut
              212-684-6300 x309

              Publicis Consultants Paris
              Laure Saget-Houtoule
              331 4443-7932

FOR IMMEDIATE RELEASE

                COMPLETEL EUROPE FILES REGISTRATION STATEMENT FOR
                             INITIAL PUBLIC OFFERING

PARIS, February 22, 2000 - CompleTel Europe N.V. today announced that it has filed with the U.S. Securities and Exchange Commission a registration statement on Form F-1 registering for the initial public offering of $400.0 million of its ordinary shares.

CompleTel Europe is a European facilities-based competitive local exchange carrier. CompleTel Europe provides voice and data telecommunications and Internet-related services to business and government end-users, other carriers and Internet service providers in Western Europe.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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